EXHIBIT 3.1



                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA




                                                         -----------------------
                                                           CUSIP NO. 281649 10 3
                                                         -----------------------

------------------                                              ---------------
     NUMBER               [EDUVERSE ACCELERATED LEARNING             SHARES
------------------             SYSTEMS, INC. LOGO]              ---------------



                   EDUVERSE Accelerated Learning Systems, Inc.
       AUTHORIZED COMMON STOCK: 50,000,000 SHARES * PAR VALUE: $.001


                                    SPECIMEN


THIS CERTIFIES THAT        ********



IS THE RECORD HOLDER OF    ************************ SHARES


       Shares of EDUVERSE ACCELERATED LEARNING SYSTEMS, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.



     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:   ***********

                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                                 CORPORATE SEAL
                                     NEVADA

                                                               /s/ Mark Bruk
                                                          ----------------------
                                                                President


                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT